As filed with the U.S. Securities and Exchange Commission on July 22, 2022

Registration No. 333-265571

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(AMENDMENT NO. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PONO CAPITAL TWO, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	88-1192288
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

643 Ilalo St. #102

Honolulu, Hawaii 96813

(808) 892-6611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darryl Nakamoto

Chief Executive Officer

PONO CAPITAL TWO, INC.

643 Ilalo St. #102

Honolulu, Hawaii 96813

(808) 892-6611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Tucker, Esq. Nelson Mullins Riley & Scarborough LLP 101 Constitution Ave NW, Suite 900 Washington, DC 20001 Telephone: (202) 689-2800	Christian O. Nagler Peter S. Seligson KIRKLAND & ELLIS LLP 601 Lexington Avenue New York, NY 10022 212-446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Pono Capital Two, Inc. (the “Registrant”) is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-265571) (the “Registration Statement”) to file Exhibit 1.1 and a revised Exhibit 107. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibit 1.1 and 107. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation**

3.2	Amended and Restated Certificate of Incorporation**

3.3	Form of Second Amended and Restated Certificate of Incorporation**

3.4	Bylaws**

4.1	Specimen Unit Certificate**

4.2	Specimen Class A Common Stock Certificate**

4.3	Specimen Warrant Certificate**

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP**

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**

10.2	Form of Registration Rights Agreement among the Registrant and certain securityholders**

10.3	Form of Placement Unit Purchase Agreement between the Registrant and Mehana Capital LLC**

10.4	Form of Indemnity Agreement**

10.5	Promissory Note, dated April 25, 2022, issued to Mehana Capital LLC**

10.6	Amended and Restated Securities Subscription Agreement, dated May 17, 2022, between the Registrant and Mehana Capital LLC**

10.7	Amendment to the Amended and Restated Securities Subscription Agreement, dated July 21, 2022, between the Registrant and Mehana Capital LLC**

10.8	Form of Letter Agreement between the Registrant, Mehana Capital LLC and each director and officer of the Registrant**

10.9	Form of Administrative Support Agreement by and between the Registrant and Mehana Capital LLC**

14	Form of Code Ethics**

23.1	Consent of Marcum LLP**

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)**

24	Power of Attorney (included on the signature page herein)**

99.1	Form of Audit Committee Charter**

99.2	Form of Compensation Committee Charter**

99.3	Consent of Kotaro Chiba**

99.4	Consent of Mike Sayama**

99.5	Consent of Trisha Nomura**

99.6	Consent of Darryl Nakamoto**

107	Filing Fee Table*

*	Filed herewith
**	Previously filed
***	To be filed

Item 17. Undertakings.

(a)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on the 22nd day of July, 2022.

PONO CAPITAL TWO, INC.

By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darryl Nakamoto, as his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Darryl Nakamoto	Chief Executive Officer and Director	July 22, 2022
Darryl Nakamoto	(Principal Executive Officer)

/s/ Allison Van Orman	Chief Financial Officer	July 22, 2022
Allison Van Orman	(Principal Financial Officer and Principal Accounting Officer)